EXHIBIT 4.11
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                             AMENDMENT NO. 8 TO THE
                      WEBSTER BANK EMPLOYEE INVESTMENT PLAN

                  The Webster Bank Employee Investment Plan, as amended and restated on October 22, 2001, is hereby amended as follows:

                  (1) Effective as of the first date with respect to which the processing of the payroll for the employees of Budget Installment Corp. is performed in conjunction with the processing of the payroll for employees of the Webster Bank controlled group (the "Budget Payroll Merger Date"), Appendix A of the Adoption Agreement for the Plan (relating to the Participating Employers in the Plan) is deleted and the following is substituted in lieu thereof:

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS

       Webster Trust Company, National Association
       Webster Investment Services, Inc.
       Webster Insurance, Inc. (formerly known as Damman Associates, Inc.) Nowlending, LLC (formerly known as Access National Mortgage, L.L.C.) Louis Levine Agency, Inc.
       Levine Financial Services, Inc. (for the period prior to October 1, 2000) Retirement Planning Associates, Inc.
       Center Capital Corporation
       Whitehall Business Credit Corporation
       Fleming, Perry & Cox, Inc. (for the period on and after January 1, 2004) The Mathog & Moniello Companies, Inc.
       Budget Installment Corp.

                  (2) Effective as of the Budget Payroll Merger Date, Appendix B of the Adoption Agreement for the Plan (relating to the crediting of years of service with predecessor employers) is deleted and the following is substituted in lieu thereof:

                                   APPENDIX B

                              PREDECESSOR EMPLOYERS

     Shawmut Bank, N.A.
     Shelton Savings Bank
     Shoreline Bank and Trust Company
     Bristol Savings Bank
     Derby Savings Bank
     People's Savings Bank of New Britain
     Sachem Trust National Association
     Eagle Financial Corporation
     Eagle Bank
     MidConn Bank
     Webster Insurance, Inc. (formerly known as Damman Associates, Inc.) Independent Financial Marketing Group, Inc. (for employees of Webster Investment Services, Inc.)
     Nowlending, LLC (formerly known as Access National Mortgage, L.L.C.) Maritime Bank & Trust
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     Village Bank & Trust Company
     New England Community Bancorp, Inc.
     The Chase Manhattan Bank
     The Levine Companies (Louis Levine Agency, Inc., Levine Financial Services, Inc. and Retirement Planning Associates, Inc.)
     Mech Financial, Inc.
     Fleet Boston Corporation and BankBoston, N.A.
     Musante Reihl Associates, Inc.
     Center Capital Corporation
     Wolff Zackin & Associates, Inc.
     Benefit Plans Design & Administration, Inc.
     IBJ Whitehall Business Credit Corporation
     The Mathog & Moniello Companies, Inc.
     Budget Installment Corp.

                  (3) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.

                  Dated at Waterbury, Connecticut this 26th day of February,
2003.

ATTEST:                              WEBSTER BANK


 /s/ John D. Benjamin                By /s/ James C. Smith
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     Its Assistant Secretary            Its Chairman and Chief Executive Officer


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